EXHIBIT 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants we hereby consent to the incorporation by reference of our report dated February 4, 1999, (the Report of Independent Public Accounts) appearing on page 36 of the 1998 Annual Report to Shareholders of Edison International (Exhibit 13 included herein) in this Annual Report on Form 10-K for the year ended December 31, 1998 of Edison International. It should be noted that we have performed no audit procedures subsequent to February 4, 1999, the date of our report. Furthermore, we have not audited any financial statements of Edison International as of any date or period subsequent to December 31, 1998.

     We further consent t the incorporation by reference of the above-mentioned Report of Independent Public Accountants, incorporated by reference in this Annual Report on Form 10-K, and to the incorporation by reference of our report (the Report of Independent Public Accountants on supplemental schedules), appearing on page 40 of this Annual Report on Form 10-K, in the Edison International Registration Statements which follow:

       Registration Form               File No.            Effective Date
       -----------------               --------            --------------

          Form S-8                    33-32302             June 2, 1993
          Form S-8                    33-46714             June 2, 1993
          Form S-3                    33-44148             December 10, 1993
          Form S-3                    333-08115            July 15, 1996
          Form S-8                    33-303913            May 16, 1996
          Form S-8                    333-50443            April 17, 1998



                                            ARTHUR ANDERSEN LLP
                                            ARTHUR ANDERSEN LLP


Los Angeles, California
March 24, 1999